JOHN P. SEMMENS CPA
                           A Professional Corporation
              30448 Rancho Viejo Rd., San Juan Capistrano, CA 92675
       TEL: (949) 496-8800 FAX: (949) 443-0642 E-MAIL: taxman@semmens.com
                                                       ------------------




October  29,  2002


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:


We have read paragraphs (a)(i) through (a)(v) of Item 4 included in the Form 8-K dated October 17, 2002, of Rubber Technology International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  your,

/s/ John P. Semmens

John  P  Semmens  CPA



Copy  to:  Mr. Trevor Webb-CFO
           Rubber Technology International, Inc.